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                                                                    EXHIBIT 99.1
                            JAG Media Holdings, Inc.

For Immediate Release:

Contacts:
---------
Stephen J. Schoepfer, EVP & COO
JAG Media Holdings, Inc.
(888) 828-4174
steve@jagnotes.com
------------------

                       JAG Media Holdings, Inc. Announces
                     Retention of O'Quinn, Laminack & Pirtle
                 in Connection with Custody Only Trading Matter

Boca Raton, FL, February 6, 2003 - JAG Media Holdings, Inc. (OTCBB: JGMHA) announced today that it has retained O'Quinn, Laminack & Pirtle of Houston, Texas as its counsel to assist the Company in assessing it's options in light of the guidance statement issued by the Depository Trust Company ("DTC") on January 28th in which DTC indicated that it would no longer permit issuers to exit their securities from the DTC system.

After a week of trying to obtain clarification on this matter from DTC, a representative from DTC contacted the Company's attorneys Tuesday afternoon and confirmed that DTC's position was as stated in their January 28th guidance statement. DTC declined to provide the Company with the provision(s) of the Uniform Commercial Code on which it based its guidance statement.

About JAG Media Holdings, Inc.

JAG Media Holdings, Inc. is a leading provider of Internet-based equities research and financial information that offers its subscribers a variety of stock market research, news, commentary and analysis, including "JAG Notes", the Company's flagship early morning consolidated research product. The Company also offers, through its wholly-owned subsidiary, JAG Company Voice LLC, its "Company Voice" service which provides publicly traded companies with production services and distribution for their corporate messages in streaming video/audio format. The Company's websites are located at WWW.JAGNOTES.COM and WWW.THECOMPANYVOICE.COM.


Safe Harbor Statement - Certain statements made herein that are not historical are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995 and may contain forward-looking statements, with words such as "Anticipate, "believe," "expect," "future," "may," "will," "should," "plan," "projected," "intend," and similar expressions to identify forward-looking statements. These statements are based on the Company's beliefs and the assumptions it made using information currently available to it. Because these statements reflect the Company's current views concerning future events, these statements involve risks, uncertainties and assumptions. The actual results could differ materially from the results discussed in the forward-looking statements. In any event, undue reliance should not be placed on any forward-looking statements, which apply only as of the date of this press release. Accordingly, reference should be made to the Company's periodic filings with the Securities and Exchange Commission.


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